Gmail

James Sullivan <jaswsull@gmail.com>

Resignation

1 message

James Sullivan <jsullivan@cipherloc.net> Sun, May 12, 2019 at 11:12 AM
To: Michael DeLaGarza <mdlg@cipherloc.net>
Cc: Carl Ranno <carlranno@cipherloc.net>, James Sullivan <jaswsull@gmail.com>

Michael

I am resigning as CFO of Cipherloc Corporation effective immediately.

All Cipherloc documents I generated or downloaded are in a OneDrive folder on the Cipherloc server.

Please have someone contact me at my personal email to coordinate return of my Cipherloc hardware.

Regards,

5/12/19

James Sullivan

Carl Ranno

From: Matt Kreps <mkreps@darrowir.com>
Sent: Thursday, May 16, 2019 12:16 PM
To: Carl Ranno
Subject: FW: Resignation Letter
Attachments: CLOK Resignation-JSullivan-20190512.pdf

Matt Kreps
Managing Director
Darrow Associates
Austin, TX
M: 214-597-8200
mkreps@darrowir.com

From: James Sullivan <jaswsull@gmail.com>
Sent: Thursday, May 16, 2019 1:22 PM
To: Matt Kreps <mkreps@darrowir.com>
Cc: James Sullivan <jaswsull@gmail.com>
Subject: Resignation Letter

Matt

As per your request, attached is a signed copy of my resignation letter dated 5/12/19.

Regards,

Jim Sullivan